EXHIBIT 99.1

[BRE Properties, Inc. Logo]

BRE PROPERTIES REPORTS FIRST QUARTER 2003 RESULTS

SAN FRANCISCO (April 15, 2003) – BRE PROPERTIES, INC., (NYSE:BRE) today reported operating results for the quarter ended March 31, 2003.

Net income available to common shareholders for the first quarter totaled $24.6 million, or $0.53 per diluted share, as compared with $20.2 million, or $0.44 per diluted share, for the same period 2002. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter totaled $46.0 million, as compared with $46.2 million in first quarter 2002. A reconciliation of net income to EBITDA is provided on the attached income statement. For first quarter 2003 revenues totaled $67.1 million, as compared with $62.7 million a year ago, excluding revenues from discontinued operations of $1.7 million and $3.9 million, respectively. Net income for the current quarter included a net gain on the sale of properties totaling $9.6 million. There were no gains or losses on the sale of properties in the prior period.

For the first quarter, funds from operations (FFO), the generally accepted measure of operating performance for real estate investment trusts, totaled $29.0 million, or $0.61 per diluted share, as compared with $32.2 million, or $0.67 per diluted share, for the same period 2002. A reconciliation of net income to funds from operations is provided on the attached income statement.

BRE’s overall operating results were influenced by year-over-year same-store performance, income derived from apartment communities developed and acquired during 2002, and disposition activities during 2002 and first quarter 2003. For first quarter 2003, same-store net operating income (NOI), or revenues less real estate expenses, decreased 8% as compared with first quarter 2002 results. On a sequential basis, same-store NOI decreased 2% from fourth quarter 2002. The company’s first quarter results and same-store performance were consistent with management’s expectations.

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BRE Properties, Inc.  •  44 Montgomery Street, 36th Floor  •  San Francisco, CA 94104  •  Fax: 415.445.6505  •  www.breproperties.com

The company’s financial results were affected by a reduction in interest expense, which on a sequential basis decreased approximately $1.2 million to $14.4 million in first quarter 2003, from $15.6 million in fourth quarter 2002. The decrease in interest charges was primarily related to the disposition of five communities during fourth quarter 2002 and first quarter 2003, the proceeds of which were used to pay down the company’s unsecured line of credit. In addition, during the same period, the company retired $55 million of secured and unsecured fixed-rate debt with an average interest rate of 7.7%.

Earnings Outlook

As of April 6, 2003, 13 research analysts had contributed quarterly FFO estimates on BRE to First CallTM, a widely referenced source of consensus earnings. Current analyst estimates of BRE’s per share FFO for first quarter 2003 ranged from $0.58 to $0.61, for a consensus average of $0.60 per share.

For the year 2003, 16 analysts have contributed FFO estimates on BRE to First Call ranging from $2.32 to $2.52, for a consensus average of $2.42. The company believes that FFO per share results for 2003 will continue to be affected by weak regional and national economic conditions. In addition, during the past two quarters, the company has completed the disposition of approximately $105 million in assets, which will have a dilutive impact on earnings until the proceeds derived from property sales are reinvested. The company does not expect any material property acquisition activity to occur until late 2003. Given current expectations and judgment, the company continues to believe that FFO estimates for 2003 should be maintained in a range of $2.45 to $2.55 per share. In addition, BRE believes that earnings per share (EPS) estimates for 2003 should be maintained in a range of $1.95 to $2.05 per share, which includes anticipated gains on sales associated with property dispositions. EPS estimates may be subject to fluctuation as a result of several factors, including changes in the recognition of depreciation expense and any gains or losses associated with disposition activity.

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BRE Properties, Inc.  •  44 Montgomery Street, 36th Floor  •  San Francisco, CA 94104  •  Fax: 415.445.6505  •  www.breproperties.com

Same-Store Property Results

BRE defines same-store properties as stabilized apartment communities owned by the company for at least five full quarters. Of the 22,045 apartment units owned by BRE, same-store units totaled 18,656 for the quarter.

Same-Store % Growth Results Q1 2003 Compared to Q1 2002

	# of Units	% of NOI	% Change Revenue	% Change Expenses	% Change NOI

San Francisco	3,488	26%	-13%	1%	-17%

San Diego	2,923	19%	1%	-1%	2%

L.A./Orange County	3,186	17%	5%	2%	6%

Seattle	2,701	12%	-9%	-2%	-12%

Sacramento	1,896	9%	-5%	1%	-7%

Phoenix	2,214	8%	-10%	1%	-15%

Salt Lake City	1,264	5%	-7%	0%	-9%

Denver	984	4%	-11%	2%	-16%

Total	18,656	100%	-6%	0%	-8%

Same-store operating results were affected by continued declines in market rents. On a year-over-year basis, average market rents for the first quarter decreased 6% to $1,065 per unit, from $1,136 in the same-store portfolio. Physical occupancy levels averaged 94% during both first quarter 2003 and first quarter 2002. Annualized resident turnover averaged 62% during first quarter 2003, as compared with 60% in the same period last year. The increase in annualized turnover was primarily attributed to higher turnover activity in the company’s San Diego, Sacramento and Phoenix markets.

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BRE Properties, Inc.  •  44 Montgomery Street, 36th Floor  •  San Francisco, CA 94104  •  Fax: 415.445.6505  •  www.breproperties.com

Same-Store Average Occupancy and Turnover Rates March 31, 2003 Compared to March 31, 2002

	Occupancy Levels		Turnover Ratio

	Q1 2003	Q1 2002	2003	2002

San Francisco	95%	93%	63%	71%

San Diego	95%	95%	66%	56%

L.A./Orange County	95%	94%	46%	48%

Sacramento	93%	95%	85%	67%

Seattle	94%	93%	57%	51%

Salt Lake City	92%	93%	53%	79%

Denver	93%	92%	77%	74%

Phoenix	92%	92%	61%	55%

Average	94%	94%	62%	60%

On a sequential basis, same-store revenue declined 2%, which combined with a 2% reduction in real estate expenses, generated a 2% decline in NOI. Average market rents in the same-store portfolio decreased 2% during the first quarter, a portion of which was attributable to seasonal factors. Market rent declines occurred throughout the portfolio, except Los Angeles/ Orange County where sequential market rents remained flat.

Disposition Activity

During first quarter 2003, BRE sold two communities with a total of 746 units: Newport Landing, with 480 units, located in the Phoenix metro area of Glendale, Arizona; and Berkshire Court, with 266 units, located in the Portland metro area of Wilsonville, Oregon. The communities were sold for an aggregate sales price of approximately $46 million, resulting in a net gain on sale of $9.6 million.

Also during first quarter 2003, the company classified its last remaining Portland metro asset as held for sale: Brookdale Glen, with 354 units, located in Portland, Oregon. BRE expects to sell this asset within twelve months and has reclassified its operating results into discontinued operations for first quarter 2003 and 2002.

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BRE Properties, Inc.  •  44 Montgomery Street, 36th Floor  •  San Francisco, CA 94104  •  Fax: 415.445.6505  •  www.breproperties.com

Acquisition and Development Activity

During first quarter 2003, BRE delivered one community and transferred this community from construction-in-progress to investments in real estate: Pinnacle at the Tech Center, with 420 units, located in Greenwood Village, Colorado. At March 31, 2003, the company had three communities with 888 units in the lease-up phase. Average occupancy for these lease-up communities was 56% of delivered units, and 48% of total units at the end of Q1 2003.

BRE currently has four communities with a total of 788 units in development, at a total estimated cost of $150.5 million. Expected delivery dates for these communities range from second quarter 2003 to second quarter 2004. All development communities are located in Southern California. At March 31, 2003, the company also owned two parcels of land in Southern California, representing 408 units of future development.

Financial Information

At March 31, 2003, BRE’s combination of debt and equity resulted in a total market capitalization of approximately $2.7 billion, with a debt-to-total market capitalization ratio of 43%. BRE’s outstanding debt of $1.2 billion carried a weighted average interest rate of 5.85%. For the quarter, BRE’s coverage ratio of EBITDA to interest expense was 3.2 times. The weighted average maturity for BRE’s debt is seven years. At March 31, 2003, outstanding borrowings under the company’s line of credit totaled $225 million, with an average interest cost of 2.75%.

During third quarter 2001, BRE’s board of directors authorized the purchase of the company’s common stock in an amount up to $60 million. The timing of repurchase activity is dependent on the market price of the company’s shares, and other market conditions and factors. During first quarter 2003, the company repurchased a total of $724,000 of common stock, representing 25,500 total shares, at an average price of $28.39 per share. To date, the company has repurchased a total of $51.1 million of common stock, representing 1,785,600 total shares, at an average price of $28.64 per share.

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BRE Properties, Inc.  •  44 Montgomery Street, 36th Floor  •  San Francisco, CA 94104  •  Fax: 415.445.6505  •  www.breproperties.com

For Q1 2003, cash dividend payments to common shareholders totaled $22.4 million, or $0.4875 per share, consistent with the same period in 2002. Correspondingly, the FFO payout ratio for Q1 2003 was 80%, as compared with 73% for Q1 2002. BRE’s AFFO payout ratio for Q1 2003 was 87%, compared with 77% for Q1 2002.

Subsequent to the end of the first quarter, the company amended and restated its revolving credit facility. The company extended the maturity date of the facility to April 2006 from December 2003, with an option to extend the term one year beyond the maturity date. At its election, the company reduced the borrowing capacity to $350 million from $450 million. Borrowings under the credit facility continue to bear interest at 70 basis points over LIBOR. The new credit facility closed on April 4, 2003.

Q1 2003 Analyst Conference Call

The company will hold a conference call on Wednesday, April 16 at 8:30 a.m. PDT (11:30 a.m. EST) to review these results. The dial-in number to participate is 888.290.1473. A telephone replay of the call will be available, April 16-30, 2003 at 800.642.1687 (Conference ID 9391561). A live webcast of the conference call will be available on the Presentations page in the Shareholder section of the company’s website. An online playback of the webcast will be available for 30 days following the call.

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BRE Properties, Inc.  •  44 Montgomery Street, 36th Floor  •  San Francisco, CA 94104  •  Fax: 415.445.6505  •  www.breproperties.com

About BRE Properties

BRE Properties—a real estate investment trust—develops, acquires and manages apartment communities convenient to its Customers’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 79 apartment communities totaling 22,045 units in California, Arizona, Washington, Oregon, Utah and Colorado. The company currently has six other apartment communities in various stages of development and construction, totaling 1,196 units, and joint venture interests in two additional apartment communities, totaling 488 units.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding company and property performance, and is based on the company’s current expectations and judgment. Actual results could vary materially depending on risks and uncertainties inherent to general and local real estate conditions, competitive factors specific to markets in which BRE operates, legislative or other regulatory decisions, future interest rate levels or capital markets conditions. The company assumes no liability to update this information. For more details, please refer to the company’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

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BRE Properties, Inc.  •  44 Montgomery Street, 36th Floor  •  San Francisco, CA 94104  •  Fax: 415.445.6505  •  www.breproperties.com

BRE Properties, Inc.

Financial Summary

March 31, 2003

CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollar amounts in thousands)

	Mar. 31, 2003	Dec. 31, 2002
Assets
Real estate portfolio
Direct investments in real estate:
Investments in rental properties	$2,121,995	$2,143,960
Construction in progress	72,364	90,675
Less: accumulated depreciation	(201,399)	(198,292)
	1,992,960	2,036,343

Equity interests in and advances to real estate joint ventures:
Investments in rental properties	10,658	10,761
Construction in progress	—	—
	10,658	10,761
Land under development	15,418	14,574
Real estate held for sale	11,972	—

Total real estate portfolio	2,031,008	2,061,678
Cash	2,845	893
Other assets	46,567	46,142

Total assets	$2,080,420	$2,108,713

Liabilities and shareholders’ equity
Liabilities
Unsecured senior notes	$764,538	$774,570
Unsecured line of credit	225,000	181,000
Mortgage loans	161,100	218,194
Accounts payable and accrued expenses	30,267	38,618

Total liabilities	1,180,905	1,212,382

Minority interests	44,739	45,147

Shareholders’ equity
Preferred stock, $.01 par value; $25 liquidation preference; 10,000,000 shares authorized. 2,150,000 shares 8.50% Series A cumulative redeemable issued and outstanding; 3,000,000 shares 8.08% Series B cumulative redeemable issued and outstanding.	128,750	128,750
Common stock; $.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 45,975,948 at March 31, 2003 and 45,870,723 at December 31, 2002.	459	459
Additional paid-in capital	725,567	721,975

Total shareholders’ equity	854,776	851,184

Total liabilities and shareholders’ equity	$2,080,420	$2,108,713

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BRE Properties, Inc.  •  44 Montgomery Street, 36th Floor  •  San Francisco, CA 94104  •  Fax: 415.445.6505  •  www.breproperties.com

BRE Properties, Inc.

Financial Summary

March 31, 2003

CONSOLIDATED INCOME STATEMENTS (Unaudited)

(In thousands, except per share data)

	Quarter ended
	Mar. 31, 2003	Mar. 31, 2002
REVENUE
Rental income	$63,504	$58,859
Ancillary income	2,857	2,584
Partnership and other income	745	1,290

Total revenue	67,106	62,733

EXPENSES
Real estate expenses	19,396	16,828
Depreciation	12,831	10,007
Interest expense	14,441	12,832
General and administrative	2,683	2,203

Total expenses	49,351	41,870
Income before net gains (losses) on investments, minority interests in consolidated subsidiaries and discontinued operations	17,755	20,863
Net gains (losses) on investments	—	—

Income before minority interests in consolidated subsidiaries and discontinued operations	17,755	20,863
Minority interests	824	969

Income from continuing operations	16,931	19,894
Net gain on sales	9,636	—
Discontinued operations, net (1)	707	1,446

Total discontinued operations	10,343	1,446

NET INCOME	$27,274	$21,340

Dividends attributable to preferred stock	2,657	1,142

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$24,617	$20,198

Net income per share – Basic	$0.54	$0.44

Net income per share – Assuming dilution	$0.53	$0.44

Funds from operations (2)	$28,990	$32,150

Per share funds from operations	$0.61	$0.67

Earnings before interest, taxes, depreciation and amortization (3)	$46,040	$46,154

Weighted average shares outstanding – Basic	45,940	45,835
Weighted average shares outstanding – Assuming dilution	47,350	47,850

(1)	Details of net earnings from discontinued operations:

	Quarter ended 3/31/03	Quarter ended 3/31/02
Rental and ancillary income	$1,739	$3,898
Real estate expenses	(726)	(1,446)
Interest expense	—	(255)
Depreciation	(306)	(751)

Income from discontinued operations, net	$707	$1,446

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BRE Properties, Inc.  •  44 Montgomery Street, 36th Floor  •  San Francisco, CA 94104  •  Fax: 415.445.6505  •  www.breproperties.com

Footnotes to Consolidated Income Statements (continued…)

(2)	Calculated using the FFO definition from NAREIT’s October 1999 White Paper (as amended in April 2002). We consider FFO to be an appropriate supplemental measure of the performance of an equity REIT because it is predicated on cash flow analyses that facilitate an understanding of the operating performances of our properties without giving effect to non-cash items such as depreciation. Additionally, we analyze the relationship between dividend payments and FFO to measure our ability to pay dividends to our shareholders. Below is a reconciliation of net income to FFO:

	Quarter ended 3/31/03	Quarter ended 3/31/02
Net income available to common shareholders	$24,617	$20,198
Depreciation	13,137	10,758
Minority interests	824	969
Depreciation from unconsolidated entities	291	395
Net (gain) on investments	(9,636)	—
Less: Minority interests not convertible to common	(243)	(170)

Funds from operations	$28,990	$32,150

(3)	We consider earnings before interest, taxes, depreciation and amortization, or EBITDA, to be an appropriate supplemental performance measure because it eliminates depreciation, interest, and the gain (loss) from property dispositions, which permits investors to view income from operations unclouded by non-cash depreciation or the cost of debt. A reconciliation of net income to EBITDA follows:

	Quarter ended 3/31/03	Quarter ended 3/31/02
Net income available to common shareholders	$24,617	$20,198
Interest	14,441	13,087
Depreciation	13,137	10,758
Minority interests	824	969
Net (gain) on investments	(9,636)	—
Dividends on preferred stock	2,657	1,142

EBITDA	$46,040	$46,154

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BRE Properties, Inc.  •  44 Montgomery Street, 36th Floor  •  San Francisco, CA 94104  •  Fax: 415.445.6505  •  www.breproperties.com